Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Veraz Networks, Inc.
We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.
Mountain View, California
December 16, 2006
/s/ KPMG LLP